SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2004

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas               77002
(Address of Principal Executive Offices)           (Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On June 25, 2004, Waste Management, Inc. (the “Company”) filed a prospectus supplement pursuant to Rule 424 of the Securities Act of 1933, as amended, to its registration statement on Form S-3 (No. 333-97697) (the “Registration Statement”), to register the issuance of 32,030 shares of its common stock, par value $0.01 per share (the “Common Stock”), upon exercise of outstanding warrants of the Company.

     The Company is filing a legal opinion issued in connection with the issuance of its shares of Common Stock as exhibit 5.1 hereof, to be incorporated by reference into the Registration Statement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

5.1	Opinion of John S. Tsai.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: June 25, 2004	By:	/s/ Linda J. Smith
Linda J. Smith
Corporate Secretary

Exhibit Index

5.1	Opinion of John S. Tsai.